Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with the Annual Report of Helmerich & Payne, Inc. (the “Company”) on Form 10‑K for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John W. Lindsay, as Chief Executive Officer of the Company, and Juan Pablo Tardio, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge, that:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John W. Lindsay	/s/ Juan Pablo Tardio
___________________________________	___________________________________
John W. Lindsay	Juan Pablo Tardio
Chief Executive Officer	Vice President and Chief Financial Officer
Date: November 22, 2017	Date: November 22, 2017